                                     Exhibit 23.1

                           CONSENT OF INDEPENDENT AUDITORS

          We consent to the use of our report dated April 19, 1999, accompanying the financial statements of the Morgan Stanley Dean Witter Select Equity Trust, Strategic Growth Large Cap Portfolio 99-1, included herein and to the reference to our Firm as experts under the heading "Auditors" in the prospectus which is a part of this registration statement.

                                               Deloitte & Touche LLP
                                               ---------------------
                                               Deloitte & Touche LLP

April 19, 1999
New York, New York